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                                                                    EXHIBIT 3.33


                           ARTICLES OF INCORPORATION

                                       OF

                      SANFORD RECYCLING AND TRANSFER, INC.

      The undersigned subscriber to these Articles of Incorporation, a natural person competent to contract, hereby forms a corporation for profit under the laws of the State of Florida.

                                    ARTICLE I
                                 CORPORATE NAME

      The name of this corporation is:

                      SANFORD RECYCLING AND TRANSFER, INC.

                                   ARTICLE II
                               CORPORATE EXISTENCE

      This corporation shall have perpetual existence commencing on the date of the filing of these Articles of Incorporation.

                                   ARTICLE III
                                    PURPOSES

      This corporation is formed for the purposes of engaging in any general business and business related activities as are permitted under the laws of the State of Florida and the United States.

                                   ARTICLE IV
                                 CAPITAL STOCK

      The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 1,000 shares of common stock with no par value. All or any part of said stock of this corporation may be paid for wholly, or in part, by cash, or by the purchase of property, patents, labor or services at a just valuation to be fixed by the Board of Directors of this corporation at any regular or special meeting and any and all shares so issued, shall be fully paid and non-assessable.

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                                    ARTICLE V
                                 INITIAL OFFICE

      The initial street address of the principal office of this corporation in the State of Florida is 1099 Miller Drive, Altamonte Springs, Florida 32701. The directors may from time to time, move the principal office to any other address in the State of Florida. The corporation shall have the privilege of having one or more branch offices at other places within the State of Florida or outside the State of Florida as may be deemed necessary and be designated from time to time by the Board of Directors of this corporation.

                                   ARTICLE VI
                                PREEMPTIVE RIGHTS

      Every shareholder, upon the sale of any new stock of this Corporation of the same kind, class or series as that which he already holds, shall have the right to purchase his/her pro rata share thereof (as nearly as may be done without issuance of fractional shares) at the price at which it is offered to others.

                                   ARTICLE VII
                           INITIAL BOARD OF DIRECTORS

      This corporation shall have three (3) director initially. The number of directors may be increased or decreased from time to time by the By-Laws adopted by the shareholders, but shall never be less than one. The initial Board of Directors shall consist of the following:

FRANK M. WARD, SR....................    DIRECTOR
FRANK WARD, JR.......................    DIRECTOR
GEORGE WARD..........................    DIRECTOR

                                  ARTICLE VIII
                                    OFFICERS

      The initial officers of the Corporation shall be a president, vice-president, secretary and treasurer. The initial officers shall be elected at the organizational meeting of the Board of Directors and shall serve until the first annual meeting of the Board of Directors to be held immediately following the first annual meeting of the shareholders of the corporation. Thereafter, the officers shall be elected by the Board of Directors at each annual meeting of the Board of Directors to be held immediately after the annual meeting of the shareholders of the corporation. New offices may be created, and appointments may be made therefor, and any office that may become vacant may be filled by the Board of Directors of the corporation at any regular meeting or at any special meeting called for that purpose. The duties of the officers of the corporation shall be prescribed by the By-Laws.

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                                   ARTICLE IX
                       INITIAL REGISTERED OFFICE AND AGENT

      The street address of the initial registered office of this corporation is 1173 Spring Centre South Boulevard, Suite C, Altamonte Springs, Florida 32714; and the name of the initial registered agent of this Corporation at that address is VIHLEN & SILLS, P.A

                                    ARTICLE X
                                   AMENDMENTS

      These Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved by the Board of Directors, unless all Directors sign a written statement manifesting their intention that a certain amendment to these Articles of Incorporation be made.

                                   ARTICLE XI
                                 INDEMNIFICATION

      The Corporation shall indemnify any officer or director, or any former officer or director, to the fullest extent permitted by law.

                                   ARTICLE XII
                                  INCORPORATOR

      The name and street address of the person signing these Articles of Incorporation is:

                              Sidney L. Vihlen,III
                              Vihlen & Sills, P.A.
                  1173 Spring Centre South Boulevard, Suite C
                        Altamonte Springs, Florida 32714

            IN WITNESS WHEREOF, the undersigned has made and subscribed these Articles of Incorporation for the uses and purposes aforesaid on this 2nd day of July 2002.

                                                      /s/ SIDNEY L. VIHLEN, III
                                                      --------------------------
                                                      SIDNEY L. VIHLEN, III
                                                      Incorporator